Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
THIRD-QUARTER 2006 RESULTS
Houston, Texas, October 27, 2006 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the third quarter of 2006 of $164.5 million, or $1.19 per share on a diluted basis, compared with net income of $82.0 million, or $0.60 per share on a diluted basis, in the same period a year earlier. Revenue for the third quarter of 2006 was $514.5 million, compared with revenue of $310.5 million for the third quarter of 2005.
For the nine months ended September 30, 2006, the Company reported net income of $485.5 million, or $3.52 per share on a diluted basis, compared with net income of $153.4 million, or $1.14 per share on a diluted basis for the same period in 2005. Revenue for the nine months ended September 30, 2006 was $1,474.4 million, compared with revenue of $852.7 million for the first nine months of 2005.
Revenue for the third quarter of 2006 was relatively unchanged compared to revenue for the second quarter of 2006, despite increasing dayrates on numerous rigs. Contributory factors included downtime associated with mandatory surveys and related repair time, and lower revenues earned by three of our semisubmersible rigs because of previously established job sequencing that caused the units to temporarily roll to older contracts with lower dayrates. Results for the third quarter of 2006 were also impacted by higher expenses related to mooring enhancement activities, and to surveys performed during the quarter. The higher survey costs included increased expenses for survey-related services and higher boat charges associated with moving rigs to and from shipyards.
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its third-quarter 2006 earnings release conference call. The live broadcast of our quarterly conference call will be available online at www.diamondoffshore.com on October 27, 2006, beginning at 9:00 a.m. Central Daylight Savings Time. The online replay will follow immediately and continue for the remainder of the fourth calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Contract drilling	$498,453	$300,535	$1,431,496	$823,222
Revenues related to reimbursable expenses	16,003	9,987	42,878	29,457

Total revenues	514,456	310,522	1,474,374	852,679

Operating expenses:
Contract drilling	224,883	160,537	599,271	471,240
Reimbursable expenses	13,982	8,350	37,083	24,784
Depreciation	49,757	46,494	148,858	137,944
General and administrative	9,959	8,928	29,786	27,587
(Gain) loss on sale of assets	(272)	(761)	2,191	(8,753)
Casualty gain on Ocean Warwick	—	(33,605)	—	(33,605)

Total operating expenses	298,309	189,943	817,189	619,197

Operating income	216,147	120,579	657,185	233,482

Other income (expense):
Interest income	10,037	6,078	26,843	17,974
Interest expense	(6,128)	(8,341)	(18,678)	(33,664)
Gain (loss) on sale of marketable securities	149	(12)	(53)	(1,209)
Other, net	2,842	1,115	6,608	1,985

Income before income tax expense	223,047	119,419	671,905	218,568

Income tax expense	(58,597)	(37,380)	(186,413)	(65,129)

Net Income	$164,450	$82,039	$485,492	$153,439

Income per share:
Basic	$1.27	$0.64	$3.76	$1.19

Diluted	$1.19	$0.60	$3.52	$1.14

Weighted average shares outstanding:
Shares of common stock	129,172	128,748	129,110	128,638
Dilutive potential shares of common stock	9,617	9,819	9,664	9,551

Total weighted average shares outstanding	138,789	138,567	138,774	138,189

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2006	2005
CONTRACT DRILLING REVENUE
High Specification Floaters	$191,786	$113,133
Intermediate Semisubmersibles	189,521	118,293
Jack-ups	117,146	68,971
Other	—	138

Total Contract Drilling Revenue	$498,453	$300,535

Revenues Related to Reimbursable Expenses	$16,003	$9,987

CONTRACT DRILLING EXPENSE
High Specification Floaters	$61,882	$44,747
Intermediate Semisubmersibles	111,748	82,888
Jack-ups	41,143	29,930
Other	10,110	2,972

Total Contract Drilling Expense	$224,883	$160,537

Reimbursable Expenses	$13,982	$8,350

OPERATING INCOME
High Specification Floaters	$129,904	$68,386
Intermediate Semisubmersibles	77,773	35,405
Jack-ups	76,003	39,041
Other	(10,110)	(2,834)
Reimbursables, net	2,021	1,637
Depreciation Expense	(49,757)	(46,494)
General and Administrative Expense	(9,959)	(8,928)
Gain on Sale of Assets	272	761
Casualty gain on Ocean Warwick	—	33,605

Total Operating Income	$216,147	$120,579

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$688,179	$842,590
Marketable securities	100,406	2,281
Accounts receivable	448,179	357,104
Rig inventory and supplies	48,654	47,196
Prepaid expenses and other	58,515	32,707

Total current assets	1,343,933	1,281,878
Drilling and other property and equipment, net of accumulated depreciation	2,526,965	2,302,020
Other assets	23,247	23,024

Total assets	$3,894,145	$3,606,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$272,665	$268,986
Long-term debt	965,796	977,654
Deferred tax liability	462,141	445,094
Other liabilities	77,807	61,861
Stockholders’ equity	2,115,736	1,853,327

Total liabilities and stockholders’ equity	$3,894,145	$3,606,922

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Third Quarter		Second Quarter		Third Quarter
	2006		2006		2005
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$222	93%	$219	94%	$148	85%
Intermediate Semisubmersibles	$128	85%	$119	96%	$77	86%
Jack-ups	$110	88%	$103	89%	$58	94%